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                                                                    EXHIBIT 99.1



                                 REPLAYTV, INC.

                                 1997 STOCK PLAN

                (AMENDED AS OF JANUARY 21, 2000 AND MAY 9, 2000)



        1. PURPOSES OF THE PLAN. The purposes of this 1997 Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and its Subsidiaries and to promote the success of the Company's business. Options granted under the Plan may be incentive stock options (as defined under Section 422 of the Code) or nonstatutory stock options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code, as amended, and the regulations promulgated thereunder. Stock Purchase Rights may also be granted under the Plan.

        2. DEFINITIONS. As used herein, the following definitions shall apply:

               (a) "ADMINISTRATOR" means the Board or its Committee appointed pursuant to Section 4 of the Plan.

               (b) "APPLICABLE LAWS" means the legal requirements relating to the administration of stock option and restricted stock purchase plans under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, the Code, any Stock Exchange rules or regulations and the applicable laws of any other country or jurisdiction where Options and Stock Purchase Rights are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time.

               (c) "BOARD" means the Board of Directors of the Company.

               (d) "CODE" means the Internal Revenue Code of 1986, as amended.

               (e) "COMMITTEE" means one or more committees or subcommittees of the Board appointed by the Board to administer the Plan in accordance with
Section 4 below.

               (f) "COMMON STOCK" means the Common Stock of the Company.

               (g) "COMPANY" means ReplayTV, Inc., a Delaware corporation.

               (h) "CONSULTANT" means any person, including an advisor, who is engaged by the Company or any Parent or Subsidiary to render services and is compensated for such services, and any director of the Company whether compensated for such services or not.

               (i) "CONTINUOUS STATUS AS AN EMPLOYEE OR CONSULTANT" means the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) sick leave;

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(ii) military leave; (iii) any other leave of absence approved by the
Administrator, provided that such leave is for a period of not more than ninety
(90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Subsidiaries or their respective successors. A change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute an interruption of Continuous Status as an Employee or Consultant.

               (j) "EMPLOYEE" means any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company, with the status of employment determined based upon such minimum number of hours or periods worked as shall be determined by the Administrator in its discretion, subject to any requirements of the Code. The payment of a director's fee to a Director shall not be sufficient to constitute "employment" of such Director by the Company.

               (k) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

               (l) "FAIR MARKET VALUE" means, as of any date, the fair market value of Common Stock as determined by the Administrator in good faith on such basis as it deems appropriate and applied consistently with respect to Participants. Whenever possible, the determination of Fair Market Value shall be based upon the closing price for the Shares as reported in the Wall Street Journal for the applicable date.

               (m) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable written option agreement.

               (n) "LISTED SECURITY" means any security of the Company that is listed or approved for listing on a national securities exchange or designated or approved for designation as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

               (o) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable written option agreement.

               (p) "OPTION" means a stock option granted pursuant to the Plan.

               (q) "OPTIONED STOCK" means the Common Stock subject to an Option or Stock Purchase Right.

               (r) "OPTIONEE" means an Employee or Consultant who receives an Option.

               (s) "PARENT" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code, or any successor provision.

               (t) "PARTICIPANT" means any holder of one or more Options or Stock Purchase Rights, or the Shares issuable or issued upon exercise of such Options, under the Plan.



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               (u) "PLAN" means this 1997 Stock Plan, as amended.

               (v) "REPORTING PERSON" means an officer, director, or greater than ten percent stockholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

               (w) "RESTRICTED STOCK" means Shares of Common Stock acquired pursuant to a grant of a Stock Purchase Right under Section 10 below.

               (x) "RESTRICTED STOCK PURCHASE AGREEMENT" means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of a Stock Purchase Right granted under the Plan and includes any documents attached to such agreement.

               (y) "RULE 16B-3" means Rule 16b-3 promulgated under the Exchange Act, as the same may be amended from time to time, or any successor provision.

               (z) "SHARE" means a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

               (aa) "STOCK EXCHANGE" means any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time.'

               (bb) "STOCK PURCHASE RIGHT" means a right to purchase Common Stock pursuant to Section 10 below.

               (cc) "SUBSIDIARY" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code, or any successor provision.

        3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of shares that may be sold under the Plan is 12,600,000 shares of Common Stock, plus an automatic annual increase on the first day of each of the Company's fiscal years beginning in 2001 through 2007 equal to the greater of (x) 4,000,000 Shares, or (y) six percent (6%) of the Shares outstanding on the last day of the immediately preceding fiscal year. Notwithstanding the above, the maximum aggregate number of Shares that may be sold under the Plan during its term (as set forth in Section 6 below) is 47,600,000 Shares.

        The shares may be authorized, but unissued, or reacquired Common Stock. If an Option or Stock Purchase Right should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. In addition, any Shares of Common Stock which are retained by the Company upon exercise of an Option or Stock Purchase Right in order to satisfy the exercise or purchase price for such Option or Stock Purchase Right or any withholding taxes due with respect to such exercise shall be treated as not issued and shall continue to be available under the Plan. Shares repurchased by the Company pursuant to any repurchase right which the Company may have shall not be available for future grant under the Plan.



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        4. ADMINISTRATION OF THE PLAN.

               (a) GENERAL. The Plan shall be administered by the Board or a Committee, or a combination thereof, as determined by the Board. The Plan may be administered by different administrative bodies with respect to different classes of Participants and, if permitted by the Applicable Laws, the Board may authorize one or more officers to make awards under the Plan.

               (b) COMMITTEE COMPOSITION. If a Committee has been appointed pursuant to this Section 4, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and remove all members of a Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws and, in the case of a Committee administering the Plan in accordance with the requirements of Rule 16b-3 or Section 162(m) of the Code, to the extent permitted or required by such provisions.

               (c) POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                      (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(l) of the Plan;

                      (ii) to select the Employees and Consultants to whom Options may from time to time be granted;

                      (iii) to determine whether and to what extent awards are granted;

                      (iv) to determine the number of Shares of Common Stock to be covered by each award granted;

                      (v) to approve the form(s) of agreement(s) used under the Plan;

                      (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder;

                      (vii) to determine whether and under what circumstances an Option may be settled in cash under Section 10(f) instead of Common Stock;

                      (viii) to reduce the exercise price of any Option to the then-current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

                      (ix) to construe and interpret the terms of the Plan and awards granted under the Plan, which constructions, interpretations and decisions shall be final and binding on all Participants; and



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                      (x) in order to fulfill the purposes of the Plan and
without amending the Plan, to modify grants of Options or Stock Purchase Rights to Participants who are foreign nationals or employed outside of the United States in order to recognize differences in local law, tax policies or customs.

        5. ELIGIBILITY.

               (a) RECIPIENTS OF GRANTS. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees.

               (b) TYPE OF OPTION. Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares subject to an Incentive Stock Option shall be determined as of the date of the grant of such Option.

               (c) EMPLOYMENT RELATIONSHIP. The Plan shall not confer upon any Participant any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with such Participant's right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

        6. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company as described in Section 18 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under
Section 16 of the Plan.

        7. TERM OF OPTION. The term of each Option shall be the term stated in the option agreement; provided, however, that the term shall be no more than ten
(10) years from the date of grant thereof or such shorter term as may be provided in the option agreement. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

        8. LIMITATION ON GRANTS TO EMPLOYEES. Subject to adjustment as provided in Section 13 below, the maximum number of Shares that may be subject to Options and Stock Purchase Rights granted to any one Employee under the Plan during a single fiscal year of the Company shall be 5,000,000.



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        9. OPTION EXERCISE PRICE AND CONSIDERATION.

               (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator and set forth in the applicable option agreement, but shall be subject to the following:

                      (i) In the case of an Incentive Stock Option that is:

                             (A) granted to an Employee who, at the time of the
grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary (a "Ten Percent Holder"), the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                             (B) granted to any other Employee, the per Share
exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                      (ii) In the case of a Nonstatutory Stock Option that is:

                             (A) granted prior to the date, if any, on which the
Common Stock becomes a Listed Security to a person who is at the time of grant is a Ten Percent Holder, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant if required by the Applicable Laws and, if not so required, shall be such price as is determined by the Administrator;

                             (B) granted prior to the date, if any, on which the
Common Stock becomes a Listed Security to any person other than a Ten Percent Holder, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant if required by the Applicable Laws and, if not so required, shall be such price as is determined by the Administrator; or

                             (C) granted on or after the date, if any, on which
the Common Stock becomes a Listed Security to any eligible person, the per Share exercise price shall be such price as determined by the Administrator, provided that is such person is, at the time of the grant of the Option, a Named Executive of the Company, the per Share Exercise Price shall be no less than 100% of the Fair Market Value on the date of grant if such Option is intended to qualify as performance-based compensation under Section 162(m) of the Code and if not so intended shall be such price as is determined by the Administrator.

                      (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

               (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash, (2) check, (3) promissory note, (4) other Shares that (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months



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on the date of surrender or such other period as may be required to avoid a charge to the Company's earnings, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price and any applicable income or employment taxes, (6) delivery of an irrevocable subscription agreement for the Shares that irrevocably obligates the option holder to take and pay for the Shares not more than twelve months after the date of delivery of the subscription agreement, or (7) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

        10. EXERCISE OF OPTION.

               (a) GENERAL.

                      (i) EXERCISABILITY. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, consistent with the term of the Plan and reflected in the Option Agreement, including vesting requirements and/or performance criteria with respect to the Company and/or the Optionee; provided however that, if required by the Applicable Laws, any Option granted prior to the date, if any, upon which the Common Stock becomes a Listed Security shall become exercisable at the rate of at least 20% per year over five years from the date the Option is granted. In the event that any of the Shares issued upon exercise of an Option should be subject to a right of repurchase in the Company's favor, such repurchase right shall, if required by the Applicable Laws, lapse at the rate of at least 20% per year over five years from the date the Option is granted. Notwithstanding the above, in the case of an Option granted to an officer, director or Consultant of the Company or any Parent or Subsidiary, the Option may become fully exercisable, or a repurchase right, if any, in favor of the Company shall lapse, at any time or during any period established by the Administrator.

                      (ii) FRACTIONAL SHARES. An Option may not be exercised for a fraction of a Share.

                      (iii) PROCEDURES FOR AND RESULTS OF EXERCISE. An Option shall be deemed exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and the Company has received full payment for the Shares with respect to which the Option is exercised. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 9(b) of the Plan.

        Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                      (iv) RIGHTS AS STOCKHOLDER. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the



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Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 13 of the Plan.

               (b) TERMINATION OF EMPLOYMENT OR CONSULTING RELATIONSHIP. Subject to Sections 10(c) and 10(d), in the event of termination of an Optionee's Continuous Status as an Employee or Consultant with the Company, such Optionee may, but only within three (3) months (or such other period of time not less than thirty (30) days as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that the Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate. No termination shall be deemed to occur and this Section 10(b) shall not apply if
(i) the Optionee is a Consultant who becomes an Employee; or (ii) the Optionee is an Employee who becomes a Consultant.

               (c) DISABILITY OF OPTIONEE. Notwithstanding Section 10(b) above,

                      (i) In the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of his or her total and permanent disability (within the meaning of Section 22(e)(3) of the Code), Optionee may, but only within twelve (12) months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

                      (ii) In the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of a disability which does not fall within the meaning of total and permanent disability (as set forth in Section 22(e)(3) of the Code), Optionee may, but only within six (6) months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. However, to the extent that such Optionee fails to exercise an Option which is an Incentive Stock Option ("ISO") (within the meaning of Section 422 of the Code) within three (3) months of the date of such termination, the Option will not qualify for ISO treatment under the Code. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within six months (6) from the date of termination, the Option shall terminate.

               (d) DEATH OF OPTIONEE. Notwithstanding Section 10(b) above, in the event of the death of an Optionee during the period of Continuous Status as an Employee or Consultant since the date of grant of the Option, or within thirty (30) days following termination of Optionee's Continuous Status as an Employee or Consultant, the Option may be exercised, at



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any time within six (6) months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of death or, if earlier, the date of termination of Optionee's Continuous Status as an Employee or Consultant. To the extent that Optionee was not entitled to exercise the Option at the date of death or termination, as the case may be, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

               (e) RULE 16b-3. Options granted to Reporting Persons shall comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption for Plan transactions.

               (f) BUYOUT PROVISIONS. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

               (g) EXTENSION OF EXERCISE PERIOD. The Administrator shall have full power and authority to extend the period of time for which an Option is to remain exercisable following termination of an Optionee's Continuous Service as an Employee or Consultant from the periods set forth in Sections 10(b), 10(c) or 10(d) above or in the applicable option agreement to such greater time as the Administrator shall deem appropriate, provided that in no event shall an Option be exercisable later than the date of expiration of the term of the Option as set forth in the option agreement.

        11. STOCK PURCHASE RIGHTS.

               (a) RIGHTS TO PURCHASE. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer. The purchase price of Shares subject to Stock Purchase Rights shall be as determined by the Administrator in accordance with the Applicable Laws. The offer to purchase Shares subject to Stock Purchase Rights shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

               (b) REPURCHASE OPTION. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment or consulting relationship with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original purchase price paid by the purchaser and may be paid by cash or cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine in accordance with the Applicable Laws.



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               (c) OTHER PROVISIONS. The Restricted Stock Purchase Agreement
shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Purchase Agreements need not be the same with respect to each purchaser.

               (d) RIGHTS AS A STOCKHOLDER. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

        12. STOCK WITHHOLDING TO SATISFY WITHHOLDING TAX OBLIGATIONS. At the discretion of the Administrator, Participants may satisfy tax withholding obligations as provided in this paragraph. When a Participant incurs tax liability in connection with an award, which tax liability is subject to tax withholding under applicable tax laws, and the Participant is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Participant may satisfy the withholding tax obligation by one or some combination of the following methods: (a) by cash payment, or (b) out of Participant's current compensation, (c) if permitted by the Administrator, in its discretion, by surrendering to the Company Shares that (i) in the case of Shares previously acquired from the Company, have been owned by the Participant for more than six months on the date of surrender, and (ii) have a fair market value on the date of surrender equal to or less than amount required to be withheld under applicable tax laws, or (d) by electing to have the Company withhold from the Shares to be issued upon exercise of the award, if any, that number of Shares having a fair market value equal to the amount required to be withheld. If the Administrator allows the withholding or surrender of Shares to satisfy a Participant's tax withholding obligations under this Section 10, the Administrator shall not allow Shares to be withheld or surrendered in an amount that exceeds the Participant's minimum statutory withholding rates for federal and state tax purposes, including payroll taxes. For this purpose, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date").

        All elections by a Participant to have Shares withheld to satisfy tax withholding obligations shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

               (a) the election must be made on or prior to the applicable Tax Date;

               (b) once made, the election shall be irrevocable as to the particular Shares of the award as to which the election is made; and

               (c) all elections shall be subject to the consent or disapproval of the Administrator.

        In the event the election to have Shares withheld is made by a Participant and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Participant shall receive the full number of Shares with respect to which the award



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is exercised but such Participant shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

        13. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, MERGER OR CERTAIN OTHER TRANSACTIONS.

               (a) CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders of the Company, the number of Shares of Common Stock covered by each outstanding award, the Share numbers set forth in Sections 3(x), the final sentence of the first paragraph of Section 3 and in Section 8, and the number of Shares of Common Stock that have been authorized for issuance under the Plan but as to which no awards have yet been granted or that have been returned to the Plan upon cancellation or expiration of an award, as well as the price per Share of Common Stock covered by each such outstanding award, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an award.

               (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the Optionee or holder of a Stock Purchase Right at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the award will terminate immediately prior to the consummation of such proposed action.

               (c) MERGER OR SALE OF ASSETS. In the event of a proposed sale of all or substantially all of the Company's assets or a merger of the Company with or into another corporation where the successor corporation issues its securities or other consideration to the Company's stockholders, each outstanding award shall be assumed or an equivalent option or right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the successor corporation does not agree to assume the award or to substitute an equivalent award, in which case such award shall terminate upon the consummation of the merger or sale of assets.

               For purposes of this Section 13(c), an award shall be considered assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a merger or sale of assets each Participant would be entitled to receive upon exercise of the award the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of Shares of Common Stock covered by the award at such time (after giving effect to any adjustments in the number of Shares



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

covered by the award as provided for in this Section 13); provided that if such consideration received in the transaction is not solely common stock of the successor corporation, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the award to be solely common stock of the successor corporation equal to the Fair Market Value of the per Share consideration received by holders of Common Stock in the transaction.

               (d) CERTAIN DISTRIBUTIONS. In the event of any distribution to the Company's stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Administrator may, in its discretion, appropriately adjust the price per Share of Common Stock covered by each outstanding award to reflect the effect of such distribution.

        14. NON-TRANSFERABILITY OF AWARDS.

               (a) GENERAL. Except as set forth in this Section 14, Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by a Participant will not constitute a transfer. An award may be exercised, during the lifetime of the holder thereof, only by such holder or a transferee permitted by this Section 14.

               (b) LIMITED TRANSFERABILITY RIGHTS. Notwithstanding anything else in this Section 14, prior to the date, if any, on which the Common Stock becomes a Listed Security, the Administrator may in its discretion grant Nonstatutory Stock Options that may be transferred by instrument to an inter vivos or testamentary trust in which the Options are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift to "Immediate Family" (as defined below), on such terms and conditions as the Administrator deems appropriate. Following the date, if any, on which the Common Stock becomes a Listed Security, the Administrator may in its discretion grant transferable Nonstatutory Stock Options pursuant to option agreements specifying the manner in which such Nonstatutory Stock Options are transferable. "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

        15. TIME OF GRANTING AWARDS. The date of grant of an award shall, for all purposes, be the date on which the Administrator makes the determination granting such award, or such other date as is determined by the Board; provided however that in the case of any Incentive Stock Option, the grant date shall be the later of the date on which the Administrator makes the determination granting such Incentive Stock Option or the date of commencement of the Optionee's employment relationship with the Company. Notice of the determination shall be given to each Employee or Consultant to whom an award is so granted within a reasonable time after the date of such grant.

        16. AMENDMENT AND TERMINATION OF THE PLAN.

               (a) AUTHORITY TO AMEND OR TERMINATE. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or



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discontinuation shall be made that would impair the rights of any Participant under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any other Applicable Law), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

               (b) EFFECT OF AMENDMENT OR TERMINATION. No amendment or termination of the Plan shall adversely affect awards already granted, unless mutually agreed otherwise between the Participant and the Board, which agreement must be in writing and signed by the Participant and the Company.

        17. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an award unless the exercise of such award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of the Applicable Laws.

        As a condition to the exercise of an award, the Company may require the person exercising such award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by law.

        18. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        19. AGREEMENTS. Awards shall be evidenced by written agreements in such form as the Administrator shall approve from time to time.

        20. STOCKHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under the Applicable Laws. All Options issued under the Plan shall become void in the event such approval is not obtained.

        21. INFORMATION AND DOCUMENTS TO OPTIONEES AND PURCHASERS. Prior to the date, if any, upon which the Common Stock becomes a Listed Security and if required by the Applicable Laws, the Company shall provide financial statements at least annually to each Participant and to each individual who acquired Shares pursuant to the Plan, during the period such Participant has one or more awards outstanding, and in the case of an individual who acquired Shares pursuant to the Plan, during the period such individual owns such Shares. The Company shall not be required to provide such information if the issuance of awards under the Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information.



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